BRE FINANCIAL NEWS
Investor Contact: Edward F. Lange, Jr., 415.445.6559 Media Contact: Thomas E. Mierzwinski, 415.445.6525

FOR IMMEDIATE RELEASE

BRE PROPERTIES ANNOUNCES ANNUAL MEETING DATES

February 26, 2008 (San Francisco) - BRE Properties Inc. (NYSE:BRE) today announced that its 38th Annual Meeting of Shareholders will be held on Thursday, May 15, 2008. Proxy statements, annual reports to shareholders, voting materials and meeting information will be mailed on or about March 24, 2008, to shareholders of record as of March 14, 2008. The meeting will be held at Le Méridien Hotel, 333 Battery Street, San Francisco, CA 94111, at 10:00 a.m. Pacific.

About BRE Properties

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 77 apartment communities totaling 21,808 units in California, Arizona and Washington. The company currently has 10 other properties in various stages of development and construction, totaling 3,125 units, and joint venture interests in 13 additional apartment communities, totaling 4,080 units. (Property data as of 12/31/07)

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BRE Properties Inc, 525 Market Street, 4th Floor, San Francisco, CA 94105, Fax: 415.445.6505, breproperties.com